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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued:

     o our report dated March 1, 2001 on the financial statements of Atlas America Public #9 Ltd., contained in the Annual Report of Atlas America Public #9 Ltd. on Form 10-KSB for the year ended December 31, 2000;

     o our report dated February 18, 2002 on the financial statements of Atlas America Public #9 Ltd. contained in the Annual Report of Atlas America Public #9 Ltd. on Form 10-KSB for the year ended December 31, 2001; and

     o our report dated August 15, 2000 on the balance sheet of Atlas America Public #9 Ltd. as of July 31, 2000, and our report dated November 17, 1999, on the consolidated financial statements of Atlas Resources, Inc. and Subsidiary as of September 30, 1999 and 1998, both of which reports are contained in the Registration Statement on Form SB-2, No. 333-44130, for Atlas America Public #9 Ltd.

We hereby consent to the incorporation by reference of the aforementioned reports in the Registration Statement on Form 8-A and Prospectus for Atlas America Public #9 Ltd., and to the use of our name as it appears under the caption "Experts".




/s/ GRANT THORNTON LLP


Cleveland, Ohio
April 29, 2002